UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2017

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

28202 Cabot Road, Suite 300 Laguna Niguel, California	92677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

Deadline for Submission of Shareholder Proposals and Director Nominees

On October 16, 2017, the board of directors of Comarco, Inc. (the “Company”) set December 15, 2017 as the date of its 2017 annual meeting of shareholders (the “2017 Annual Meeting”) and the close of business on November 13, 2017 as the record date for determining the shareholders entitled to receive notice of and entitled to vote at the 2017 Annual Meeting.

Because the date of the 2017 Annual Meeting is more than 30 days after the one-year anniversary of the Company’s 2016 annual meeting, the Company desires to inform its shareholders of the revised deadlines for the submission of shareholder proposals and director nominees for consideration at the 2017 Annual Meeting. Proposals by shareholders and submissions by shareholders of director nominees for consideration at the 2017 Annual Meeting should be submitted in writing to the Company’s Corporate Secretary at: Comarco, Inc., Attn: Corporate Secretary, 28202 Cabot Road, Suite 300, Laguna Niguel, California, 92677. For all proposals and nominations by shareholders to be timely, regardless of whether the proposals or nominations are intended for inclusion in the proxy statement for the 2017 Annual Meeting, a shareholder’s notice must be delivered to, or mailed and received by, the Company’s Corporate Secretary on or before the Company’s close of business on October 30, 2017. Any shareholder proposal or director nomination delivered or received after the close of business on October 30, 2017 will be untimely and will not be properly brought before the 2017 Annual Meeting. Proposals by shareholders and submissions by shareholders of director nominees must also comply with the procedures set forth in the Company’s Bylaws and, if intended for inclusion in the proxy statement, Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: October 19, 2017	By:	/s/ THOMAS W. LANNI
Thomas W. Lanni
President and Chief Executive Officer